USAA INVESTMENT

CODE OF ETHICS

Policy on Personal Investing Activities

Last Amended:

February 23, 2017

TABLE OF CONTENTS

Background."�"�"�"�"�"�"�"�"�"�"�..."�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�..3

Reporting and Personal Investing Restrictions."�"�"�"�"�"�"�"�."�"�"�"�.."�...."�"�4

Access Person"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�..4

Pre-Clearance Personnel"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�..9

Portfolio Manager.."�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�12

Independent Trustee..."�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�13

Investment Code of Ethics Committee..."�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�...14

Administration of the Code."�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�.."�"�"�.16

Appendix A – Definitions."�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�.."�...17

Appendix B – Beneficial Ownership."�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�.."�"�..20

Appendix C – Reporting and Restrictions Summary"�"�..."�"�"�"�"�"�..."�"�.."�"�.23

Appendix D – Account Reporting Requirements"�"�"�.."�"�....."�"�"�"�"�"�.."�"�.24

Appendix E – Pre-Clearance and Reporting by Security Type"�"�"�"�"�"�"�"�. 25

Policy Statement Concerning Insider Trading."�"�"�"�"�"�"�"�"�"�"�"�.."�"�"�"�26

Disclosure of Portfolio Holdings Policy."�"�"�"�"�"�"�"�"�"�"�"�"�"�.."�"�"�"�.31

Political Contributions Policy"�."�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�"�..."�35

Questions about your responsibilities under the Code can be directed to: Email the group mailbox at imcofpscodeofethics@usaa.com

Brenda Reyna, FASG Legal Admin, at 210-498-7978 or use group mailbox; Chris Elmore, FASG Legal Admin, at 210-498-0221 or use group mailbox; Charles Patrick, FASG Legal Admin, at 210-456-5855 or use group mailbox; Lynn Vale, ED FASG Legal Admin, at 210-498-0226 or lynn.vale@usaa.com; Stephanie Higby, ED Institutional Asset Management Compliance, at 210-498-8763 or stephanie.higby@usaa.com; or Josh Andersen, ED Retail Investment Management Compliance, at 210-498-6524 or joshua.andersen@usaa.com.

The FIS Protegent PTA Code of Ethics Reporting System (PTA) is accessible by typing go/pta in the address bar of Connect. A user id and password are not required to access the system. However, you must be on the USAA network. How To Guides are available in PTA to assist with common questions relating to the reporting of data as required by the Investment Code of Ethics.

Background

This Investment Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO), USAA Shareholder Account Services (SAS), each of the USAA Funds in USAA Mutual Funds Trust, USAA Financial Planning Services Insurance Agency, Inc. (FPS), and USAA Financial Advisors, Inc. (FAI) to comply with rules as applicable to the particular entity, for example, Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940, which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

The purposes of this Code are (i) to implement the applicable SEC Rule provisions to prohibit fraudulent, deceptive or manipulative acts by personnel in connection with their personal transactions; (ii) to ensure compliance with various rules related to certain activities of securities licensed representatives of IMCO, AMCO, FPS and/or FAI; and (iii) to avoid conflicts of interest.

All persons covered by this Code must agree to:

•Place the interests of the USAA Fund shareholders and other AMCO- and IMCO- managed account clients above their own personal interests;

•Refrain, in the conduct of all their personal affairs, from taking any inappropriate advantage of their roles and responsibilities with USAA and the USAA Funds;

•Refrain from the intentional creation or spreading of false information intended to affect securities prices, or other potentially manipulative conduct;

•Comply with the Federal securities laws; and

•Conduct all personal securities transactions so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's roles and responsibilities with USAA and the USAA Funds.

All persons covered by this Code must always conduct their personal investing activities, including in USAA Funds in which they have any direct or indirect beneficial ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives.

The Code is intended to be administered together with the Policy Statement Concerning Insider Trading (Policy on Insider Trading), the USAA Mutual Funds Trust Disclosure of Portfolio Holdings Policy (Portfolio Holdings Policy) and the Political Contributions Policy. In addition, you are subject to other USAA policies such as, among others, the "USAA Code of Business Ethics and Conduct."

In adopting this Code, the Investment Code of Ethics Committee and the USAA Funds' Board of Trustees have considered:

•How the Code's restrictions and procedures as to compliance should be framed in light of legal and ethical obligations to the USAA Funds and all other AMCO- and IMCO-managed accounts;

•The overall nature of the operations of USAA; and

•Issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to nonpublic information (including portfolio managers, analysts, traders, fund accountants, other investment personnel and all Access Persons in general).

The Investment Code of Ethics Committee and the USAA Funds' Board of Trustees have determined that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in unlawful actions or impermissible conduct and provides for the fair, just and equitable treatment of all of the officers, directors, trustees and employees who will be affected by this Code.

PTA is used to report and monitor provisions of this Code for compliance. How To reference guides and other reference materials are located in the Documents section of PTA.

Reporting and Personal Investing Restrictions

A. ACCESS PERSON

1.Definition:

•any director, trustee or officer of IMCO, AMCO, SAS, FAI and/or the USAA Mutual Funds Trust (except for the Independent Trustees);

•any IMCO, AMCO or FPS employee, or other employee of USAA or its subsidiaries providing investment advice on behalf of IMCO, AMCO or FPS and subject to IMCO, AMCO or FPS's supervision and control whose functions relate to the making of recommendations with respect to purchases or sales of securities for AMCO- or IMCO-managed accounts, or who has access to such recommendations that are nonpublic, or who has access to nonpublic information or obtains information regarding the purchase or sale of securities by any one or more of the USAA Funds or other AMCO- or IMCO-managed accounts (including, but not limited to, USAA Trust Investment Management, USAA Managed Portfolios or USAA institutional investment portfolios accounts), or who has access to nonpublic information regarding the portfolio holdings of any USAA Fund;

•any person who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a USAA Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

•any officer or employee of IMCO, AMCO, SAS, FPS, FAI or other USAA subsidiary who is licensed and registered to engage in one or more categories of securities activities subject to the supervision and control of IMCO, AMCO, FAI or FPS; or

•any other person designated by the office of the Chief Compliance Officer (CCO). See reporting and restrictions summary at Appendix C.

2.Reporting Requirements:

Annual Online Training: Complete the online training course via Learning Management System at least annually. Notice to complete this requirement will be e- mailed with instructions.

Annual Compliance Certification: Complete this certification in PTA (using Certification of Compliance (CODE)) at least annually. Access Persons will certify and affirm:

•That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.

•Agreement to report any violations of the Code to the office of the CCO and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.

•Compliance with the Code at all times since the effective date of such person's last such certification.

Reporting of Accounts: Effective April 3, 2017, for accounts opened at other broker- dealers or financial institutions, you must receive prior written consent before opening an account. Requests can be submitted through PTA and must be approved by FASG Legal Administration before any account in your name or in which you have a beneficial interest (e.g., POA) can be established. Failure to obtain prior consent before opening an account at another broker-dealer or financial institution will result in a violation of the Code and a Letter of Caution or other disciplinary action. Any account closures must also be reported via PTA.

For USAA brokerage and Reportable USAA Fund accounts held directly with the Funds' transfer agent, such accounts must be reported in PTA within 15 calendar days of the account being opened. Any account closures must also be reported via PTA. Accounts opened with USAA must be reported by you as PTA may not automatically identify all new accounts.

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to the office of the CCO. The office of the CCO will initiate the request for duplicate statements and trade confirmations after you enter the account in PTA. If the firm from which you currently receive statements is not able to send statements and confirmations directly to USAA, you will be notified and not allowed to maintain an account at that particular firm.

Certification of Holdings: Certify in PTA (using Certification of Initial Holdings) within 10 days after being designated as an Access Person and at least annually, generally as of December 31 of the prior year (using Certification of Annual Holdings). The Certification of Initial Holdings and Certification of Annual Holdings are required regardless of whether or not the Access Person has any holdings to report.

Exception for Discretionary (Managed) Accounts: The holdings in a managed account do not need to be reported if the office of the CCO has previously approved the discretionary (managed) account for such exemption. All other provisions under this Code are still required to be fulfilled with regard to discretionary (managed) accounts. Requests can be submitted for written approval by completing the Discretionary (Managed) Accounts Exemption disclosure form in PTA.

Certification of Quarterly Transactions: Certify in PTA (using Certification of Quarterly Transactions) within 30 calendar days after the end of each calendar quarter all personal securities transactions executed during the quarter. The Certification of Quarterly Transactions is required regardless of whether or not the Access Person had any securities transactions activity during the quarter.

The Certification of Quarterly Transactions must also include any voluntary contributions to or redemptions from Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), Employee Stock Purchase Plans (ESPPs) or similar stock compensation plans. To facilitate certification, a listing of certain transactions received through duplicate confirmations will be provided in PTA. An Access Person must review and report any information that is missing or incorrect (e.g., DRIP transactions) by sending an e-mail to imcofpscodeofethics@usaa.com.

Access Persons transactions in Covered Securities and Reportable USAA Funds effected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in the Certification of Quarterly Transactions. If an Access Person effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be included in the Access Person's Certification of Quarterly Transactions.

Exception for Discretionary (Managed) Accounts: The transactions effected in a discretionary (managed) account do not need to be reported if the office of the CCO has previously approved the discretionary (managed) account for such exemption. All other provisions under this Code are still required to be fulfilled with regard to discretionary (managed) accounts. Requests can be submitted for written approval by completing the Discretionary (Managed) Accounts Exemption disclosure form in PTA.

3.Personal Investing and other Restrictions:

Excessive Trading in USAA Mutual Funds: Excessive trading in Reportable USAA Funds (meaning all USAA Funds except the money market funds and USAA ETF shares) is not permitted. Excessive Trading is defined as a transaction in a Reportable USAA Fund which, when matched (on either a purchase-and-sale, or sale-and-

purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same Reportable USAA Fund occurring within thirty (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same Reportable USAA Fund. The excessive trading restriction does not apply to transactions in the USAA Ultra Short- Term Bond Fund, USAA Short-Term Bond Fund, and USAA Tax Exempt Short-Term Fund. Further short-term trading restrictions are also disclosed in each Fund's prospectus.

A person may be granted an exception by the office of the CCO to trade within the 30- day period if they can demonstrate in writing prior to the transaction that a bona fide and sufficient personal or family economic hardship exists warranting the gravity of an exception.

Initial Public Offerings: Access Persons are prohibited from participating in Initial Public Offerings (IPOs). IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to broker-dealer reporting requirements of the Securities Exchange Act of 1934.

Limited Offerings: Access Persons must obtain prior written approval from the office of the CCO before participating in a limited offering transaction. Limited offering means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as private placements, transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts, including hedge funds (e.g., private placements, hedge funds, private investment partnerships and other private interests). If a limited offering security is owned at the time the individual becomes an Access Person, the individual must identify such to the office of the CCO and continue to report in PTA. Requests can be submitted for written approval by completing the Limited Offering disclosure form in PTA. Submitted requests should include documentation regarding the investment and/or a copy of the prospectus.

In determining whether or not to grant approval of participating in a limited offering, the office of the CCO is directed to consider, among any other pertinent factors, whether the investment opportunity is available to, and should be reserved solely for, the USAA Funds or other AMCO- or IMCO-managed accounts and whether the opportunity is or seems to have been made available to the Access Person due to or by virtue of the position which he or she holds with USAA and/or the USAA Funds. Access Persons who are granted approval to purchase a limited offering must comply with the continuing disclosure requirements in connection with any conflict(s) of interest that might arise should IMCO, AMCO, any USAA Fund or any other AMCO- or IMCO- managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

Options: Individuals are prohibited from using options or other derivative instruments to evade the restrictions of this Code. Options transactions with respect to a covered security may not be used if the Code would prohibit taking the same position or making the same transaction directly in the covered security.

Trading Covered Securities: Access Persons with actual knowledge regarding a covered security or equivalent covered security (security) purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA Fund portfolio or other account managed directly by IMCO or AMCO may not effect a personal securities transaction involving such security. In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Access Person shall, as soon as practicable after becoming aware of his or her violation (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the CCO of the violation and (2) comply with whatever directions, by way of disgorgement, which the office of the CCO may issue in order for the violation to be fully and adequately rectified.

Access Persons, other than those who are also Pre-Clearance Personnel, shall not be required to obtain approval of the execution of any personal securities transaction in a security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA Fund or other account managed directly by IMCO or AMCO. Should such Access Person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval.

Restricted Securities List: Access Persons are prohibited from trading in securities on the restricted securities list. Notice of changes to the restricted securities list is provided by e-mail and can also be viewed in PTA under the Documents section.

Investment Clubs: Access Persons must obtain prior written approval from the office of the CCO before participating in any investment club, other similar club or outside investment contest. Requests can be submitted for written approval by completing the Investment or Other Similar Clubs or Groups disclosure form in PTA. Submitted requests should include documentation regarding the charter and investment club process.

Gifts and Entertainment: In addition to those provisions of the USAA Ethics office conflict of interest guidelines under the FAQ section and FINRA Conduct Rules relating to the giving or receipt of gifts and other benefits, all Access Persons are prohibited from receiving or giving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or to or on behalf of any person or entity that does, or seeks to do, business with or on behalf of USAA or any USAA Fund. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and not lavish in nature, are generally exempt from this prohibition, provided that the business related entertainment does not raise any question of propriety. Questions should be directed to your respective ethics officer representative or the office of the CCO. A Gifts and Entertainment Disclosure form is available in PTA. Certain individuals designated by the office of the CCO may be subject to additional reporting requirements.

Conflicts of Interest: With respect to any material conflict(s) of interest which an Access Person may have with regard to any covered security in which he or she has a direct or indirect beneficial ownership (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other AMCO- or IMCO-managed account, such Access Person shall make prompt written disclosure to the office of the CCO as well as to the department head in the Access Person's area of the firm.

Board of Directorships: Access Persons are prohibited from serving on the board of directors of any publicly traded company without prior written approval by the office of the CCO. Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the CCO. Requests can be submitted for written approval by completing the Directorship disclosure form in PTA. In dealing with such applications, the office of the CCO shall consider all factors which he or she deems to be pertinent to the request. Approvals, once granted, may be revoked, at the discretion of the office of the CCO, at any time and upon no prescribed advance notice.

If an Access Person is granted approval to serve as a director of a publicly traded company, he or she shall personally refrain from participating in any deliberations, recommendations or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA Fund or other AMCO- or IMCO-managed account. All appropriate Portfolio Managers are to be advised in writing by the office of the CCO that the specific Access Person is to be excluded from such decisions.

B. PRE-CLEARANCE PERSONNEL

1.Definition:

•any Portfolio Manager or any employee of the USAA Funds, IMCO, AMCO or FPS (or of any company in a control relationship to the USAA Funds or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO or AMCO regarding the purchase or sale of specific securities by the USAA Funds or other AMCO- or IMCO-managed account (including, but not limited to, USAA Managed Portfolios, USAA Trust Investment Management and USAA institutional investment portfolios);

•any natural person who controls the USAA Funds or investment adviser who regularly obtains information concerning recommendations made to the USAA Funds or other AMCO- or IMCO-managed account regarding the purchase or sale of specific securities by the USAA Funds or other AMCO- or IMCO-managed account;

•any officer of AMCO or IMCO (at the level of assistant vice president or higher) or officer of USAA Mutual Funds Trust;

•the administrative assistants of those persons identified in the subsections above;

•any other person who regularly obtains information concerning recommendations or securities transactions of the USAA Funds or other AMCO- or IMCO-managed accounts; and

•any other person designated by the office of the CCO.

2.Reporting Requirements: Pre-Clearance Personnel must also adhere to all of the reporting responsibilities and restrictions of Access Persons in addition to those below items.

3.Personal Investing and other Restrictions:

Trade Pre-Clearance: Pre-Clearance Personnel must obtain express approval through PTA, prior to the execution of any personal securities transaction in a covered security with exceptions regarding automatically exercised options, systematic investments, and dividend reinvestment. See Appendix E for a listing of pre-clearance requirements for various security types. Pre-clearance also applies to any voluntary contributions or redemptions to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs) and Employee Stock Purchase Plans (ESPPs), or other similar stock plans in which they will have any direct or indirect beneficial ownership. See other special pre- clearance requirements for limited offerings under the Limited Offerings section.

The pre-clearance process is completed through PTA and you must receive approval through PTA prior to placement of a trade. Pre-clearance requests can be submitted during regular U.S. stock exchange hours. Transaction approvals granted for requests must be executed by the normal close of the U.S. stock exchanges on the business day of the clearance approval at which time the clearance shall be deemed to have lapsed and terminated necessitating a further pre-clearance request if the trade is still desired to be pursued (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Monday). You will be required to furnish whatever information is called for by PTA or the office of the CCO.

Exceptions to pre-clearance requests, when denied or if there are special circumstances surrounding the request, may be granted by the office of the CCO upon prior written request. The office of the CCO shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a covered security would violate any express provision of this Code, or would otherwise give rise to a material conflict of interest, and shall take with such determination. Requests can be submitted for written approval by completing the Trade Exception Approval Request disclosure form in PTA.

Pre-Clearance Personnel may not effect a personal securities transaction if (i) a USAA

Fund portfolio or other account managed directly by IMCO or AMCO purchased or sold the same security one trading day earlier; or (ii) the Pre-Clearance Personnel has actual knowledge regarding whether the same security is being considered for purchase or sale on the current or next trading day by a USAA Fund portfolio or other account managed directly by IMCO or AMCO. In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Pre-Clearance Personnel involved shall, as soon as practicable after becoming aware of his or her violation (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the CCO of the violation and (2) comply with whatever directions, by way of disgorgement, which the office of the CCO may issue in order for the violation to be fully and adequately rectified.

Approval of a request for pre-execution clearance shall not operate as a waiver or presumption of satisfaction of any other provision of this Code (including the 60-day short-term matched profit restriction), but only as evidence of good faith on your part, which may be considered by the Committee should a violation of any other provision of this Code be determined to have occurred. You are responsible for ensuring compliance with all other trading restrictions in this Code even when pre-execution clearance has been granted. PTA will generally not identify any other violations when pre-clearance is requested.

Exception for Discretionary (Managed) Accounts: Pre-clearance approval need not be filed for any transaction to be effected in a discretionary (managed) account if the office of the CCO has previously approved the discretionary (managed) account for such exemption. All other provisions under this Code are still required to be fulfilled with regard to discretionary (managed) accounts. Requests can be submitted for written approval by completing a managed account exemption disclosure form in PTA.

60-day Short-Term Matched Profit: Pre-Clearance Personnel shall not engage in any short-term matched profit transaction within the meaning of this Code. Short-term matched profit transaction means the combination of any personal securities transaction in a covered security which, when matched (on either a purchase-and-sale, or sale-and- purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") covered security occurring within sixty (60) calendar days before or after the transaction, results in actual trading profit for the person.

Gains (profits) are calculated based on a modified first in, first out (FIFO) method meaning the current purchase or sale transaction is matched against the first purchase or sale made during the last 60-day period. You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days.

PTA does not have the capability to determine whether a security will be sold at a gain or loss or cross check multiple accounts and therefore cannot provide advance warning.

Pre-Clearance Personnel should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) purchase and sale or sale and purchase or security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options. This prohibition applies to all transactions within the 60-day window, including those which may have occurred prior to being designated as Pre-Clearance Personnel. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, a violation will be identified and any gain from the transactions shall be disgorged to a USAA approved charity. In the event of a sale-purchase transaction within 60 days in which the same or equivalent security is purchased back at a lower price than the sale, the transaction will be considered a violation of the Code; whether such transaction will require disgorgement or other remedial action(s) will be determined by the office of the CCO on a case-by-case basis.

This restriction applies across all reportable account types. For example, a purchase in an IRA account and sale of the same or equivalent security in a personal brokerage account within 60 days at a gain would be a violation of this restriction.

The office of the CCO may determine, in his or her discretion, to exempt this prohibition in cases where: (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA Fund or other AMCO- or IMCO-managed account (as, for example, where the covered security(ies) involved has (have) not recently been held, traded or actively considered for investment or trading by such accounts); or (ii) Pre-Clearance Personnel can demonstrate prior to the transaction that a bona fide and sufficient personal or family economic hardship exists warranting the granting of such an exception. Exceptions should be granted only upon meritorious circumstances and should be requested prior to executing the trade.

De Minimis Exemption: Certain securities at the discretion of the office of the CCO (e.g., S&P 500 Index securities) will receive pre-clearance approval upon request in PTA that would otherwise be denied under pre-clearance Code restrictions. Such transactions will also not be subject to the 60-day short-term matched profit restriction but will be subject to the other provisions of the Code. Options on these securities do not qualify for this exemption. Only the specific securities listed in the De Minimis Exemption Securities List located in the Document section in PTA qualify. The list is updated no less than on a quarterly basis.

C. PORTFOLIO MANAGER

1.Definition: Portfolio Manager means any Access Person who, with respect to any USAA Fund or other AMCO- or IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA Fund or AMCO- or IMCO-managed account.

2.Reporting Responsibilities: Portfolio Managers must adhere to all of the reporting responsibilities and restrictions of Access Persons and Pre-Clearance Personnel in

addition to the 14-Day Blackout Period.

3.Personal Investing:

14-Day Blackout Period: Portfolio Managers may not effect a personal covered securities transaction within seven (7) calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same covered security by or on behalf of any USAA Fund or other AMCO- or IMCO-managed account for which he or she serves as Portfolio Manager. The De Minimis Exemption does not apply. In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Portfolio Manager involved shall, as soon as practicable after becoming aware of his or her violation (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the CCO of the violation and (2) comply with whatever directions, by way of disgorgement, which the office of the CCO may issue in order for the violation to be fully and adequately rectified.

Exceptions to the 14-day blackout period, at the discretion of the office of the CCO, may be granted upon prior written request.

D. INDEPENDENT TRUSTEE

1.Definition: Any trustee of a USAA Fund who is not an interested person of the Fund as defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the Commission.

2.Reporting Requirements:

Independent Trustees must complete a certification upon initial election to the USAA Funds' Board of Trustees and no less frequently than annually thereafter. Independent Trustees (as defined below) will certify:

•That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.

•Agreement to report any violations of the Code to the office of the CCO and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.

•Compliance with those provisions of this Code specifically applicable to Independent Trustees.

3.Personal Investing and other Restrictions:

With respect to any material conflict(s) of interest which an Independent Trustee may have with regard to any covered security in which he or she has a direct or indirect beneficial ownership (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other AMCO- or IMCO-managed account, such Independent Trustee shall make prompt written disclosure to the office of the CCO.

Independent Trustees with actual knowledge at the time of his or her proposed transaction regarding a security purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA Fund portfolio or other account managed directly by IMCO or AMCO may not effect a personal securities transaction involving such security. In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Independent Trustee involved shall, as soon as practicable after becoming aware of his or her violation (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the CCO of the violation and (2) comply with whatever directions, by way of disgorgement, which the office of the CCO may issue in order for the violation to be fully and adequately rectified.

Independent Trustees shall not be required to obtain the express approval of the execution of any personal securities transaction in a Covered Security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA Fund or other account managed directly by IMCO or AMCO. Should such Independent Trustee believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval.

While Independent Trustees are generally not required to submit quarterly reports, an Independent Trustee must submit a quarterly report if at the time of execution of the given personal securities transaction, he or she knew, in the ordinary course of fulfilling his or her official duties as an Independent Trustee, or should have known that during the 15-day period immediately before or after his or her transaction in a covered security, a USAA Fund purchased or sold the covered security, or a USAA Fund (or its investment adviser/subadviser) considered purchasing or selling the covered security. Independent Trustees must submit these reports to the office of the CCO within 30 days of the end of the calendar quarter in which the trade occurred.

Investment Code of Ethics Committee

The Investment Code of Ethics Committee (Committee) has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The designated Committee of the USAA Funds' Board of Trustees receives recommendations from the Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA Funds.

The Committee shall perform an annual review of the Code, Policy on Insider Trading,

Portfolio Holdings Policy and the Political Contributions Policy to discuss (i) what, if any, changes may be appropriate; and (ii) review any compliance matters.

Upon completion of the annual review, the CCO, on behalf of the Committee, shall prepare an annual written report to the USAA Funds' Board of Trustees that at a minimum,

•summarizes existing procedures contained in the Code and any changes in the procedures made during the past year;

•describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

•identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations; and

•certifies that the USAA Funds, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

In conjunction with its annual review of the Code, the Committee will also provide a report to the designated Committee of the USAA Funds' Board of Trustees summarizing the provisions of the Code as they apply to the Independent Trustees and proposing any changes to the Code as they apply to the Independent Trustees.

The office of the CCO is delegated by the Committee, authority to issue a letter of caution or a verbal warning for any violation of the substantive or procedural requirements of this Code. A summary of all letters of caution and verbal warnings issued will be provided to the Committee on a quarterly basis. The Committee maintains written guidelines for disciplinary actions related to non-material code violations.

The Committee may investigate as well as conduct informal hearings (including the power to call individuals as witnesses) to determine whether material violations of this Code have been committed. In the event that a material violation of this Code is determined to have occurred, the Committee may impose certain employment-related sanctions.

The Committee may issue directions or delegate to the office of the CCO, by way of fine, disgorgement of any security or money gained (for example, disgorge profits realized on excessive trading or 60-day short-term matched profit), and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified. A review group consisting of Legal and/or Compliance personnel may call meetings with employees to review violations, including circumstances in which multiple violations have occurred, and may impose any fines warranted.

Administration of the Code

The CCO (or such officer's designee) shall: (i) maintain a list of all Access Persons, to be updated as soon as practicable, but no less frequently than on a monthly basis; and (ii) issue timely notice to all employees of their addition to, or removal from, such list.

The USAA Funds' Board of Trustees (Trustees) must review and approve any material changes to the Code. A material change to the Code must be approved by the Trustees no later than six months after adoption of the material change. The Trustees must base approval on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code by engaging in unlawful actions or impermissible conduct.

The following records will be maintained by the office of the CCO, retained in accordance with the applicable SEC Rule provisions and be made available for examination:

•Investment Code of Ethics;

•Records of any violation of the Investment Code of Ethics, and of any action taken as a result of the violation;

•Record of each report required to be made by an Access Person including any information provided in lieu of the reports (such as brokerage statements);

•Records of all persons, currently or within the past five years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing these reports;

•Record of each report to the USAA Funds' Board of Trustees;

•Records of any decision to approve the acquisition by an Access Person of securities under Limited Offerings; and

•Record of written affirmations made by each Access Person or Independent Trustee in accordance with the annual certification requirement section of this Code.

Reports provided to the office of the CCO under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules and regulations.

Appendix A – Definitions

Beneficial Ownership and Beneficial Owner see Appendix B to this Code.

Chief Compliance Officer (CCO) is a Chief Compliance Officer, or any other individual designated by the Committee to meet the responsibilities of such officer on an interim basis. Office of the CCO means the employees designated to receive and review reports and address issues of personal trading, by the CCO and to act for the CCO in the absence of the CCO.

Covered Security encompasses each of the following (but not an Excepted Security or a Reportable USAA Fund):

•any note, stock, Treasury stock, security future, shares of a closed-end fund, shares of an exchange-traded fund (including USAA ETF shares), bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral/wind rights;

•any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or

•in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Equivalent Covered Security means, with respect to another security (the subject security), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

Excepted Security means any:

•security issued by the government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund or share of any other registered open-end investment company (other than a Reportable USAA Fund, USAA ETF shares, or any other exchange-traded fund); and

•any other form of "security" which the Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control. Specifically excepted under this section are the following:

o Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)

oCurrency

oFutures contracts on broad based indexes other than "security futures" (e.g., futures on broad-based indices, futures on crops)

In accordance with interpretations of the Securities and Exchange Commission, for purposes of the first bullet above: (i) "security issued by the government of the United States" shall not be deemed to include any indirect obligations of the government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the government of the United States, irrespective of the obligation's initial or remaining maturity (e.g., U.S. Treasury and GNMA); and (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be Excepted Securities.

Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted by the Securities and Exchange Commission (SEC) of the U.S. Department of the Treasury.

Impermissible Conduct means engaging in excessive trading in a Reportable USAA Fund.

Personal Securities Transaction means the execution, either directly or indirectly, of any "purchase or sale of a security."

Purchase or Sale of a Covered Security shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a covered security, by which a person (other than a USAA Fund or other AMCO- or IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect beneficial ownership interest.

Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security:"

•involving a security or securities account over which a person has no direct or indirect influence or control;

•which is non volitional on the part of the person by or for whom the transaction is effected such as an assignment of an option contract;

•which is effected pursuant to an automatic dividend reinvestment plan; or

•involving either: (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer pro rata to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or (ii) the sale of any such rights so acquired.

Reportable USAA Fund means all USAA Funds except the money market funds and USAA ETF shares.

Security Future means a contract of sale for future delivery of a single security or of a "narrow-based security index," which generally means an index that (1) has nine or fewer component securities, (2) in which a component security comprises more than 30% of the weighting of the index, (3) in which the five highest weighted component securities in the aggregate comprise more than 60% of the weighting of the index, or (4) in which the lowest weighted component securities comprising, in the aggregate, 25% of the weighting of the index have an aggregate dollar value of average daily trading volume of less than $50 million (or in the case of an index with 15 or more component securities, $30 million).

The term "security future" does not include certain forward contracts, swaps, caps, collars, floors and over-the-counter options (other than options on foreign currencies, options on baskets of currencies, options on a security or options on an index of securities).

This definition is a summary of the definition of Security Future in Section 3(a)(55) of the Securities Exchange Act of 1934. You should consult with the CCO (or his designee) if you have any doubt about whether a particular investment transaction you contemplate involves a Security Future.

Security Held or to be Acquired means any covered security that, within the most recent 15 days, (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for a Covered Security.

Unlawful Actions means it is unlawful for any Access Person in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a USAA Fund or other AMCO- or IMCO-managed account: (i) to employ any device, scheme or artifice to defraud the USAA Fund or other AMCO- or IMCO-managed account; (ii) to make any untrue statement of a material fact necessary in order to make the statements made to the USAA Fund or other AMCO- or IMCO-managed account, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA Fund or other AMCO- or IMCO-managed account; or (iv) to engage in any manipulative practice with respect to the USAA Fund or other AMCO- or IMCO- managed account.

Appendix B – Beneficial Ownership

For purposes of the Code, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations that might not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

Securities Deemed to be "Beneficially Owned"

Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit in an account over which you have influence or control, for example, securities held for you by custodians, brokers, relatives, administrators or trustees. The term also includes securities held for your account by pledges, securities owned by a partnership in which you are a general partner and securities owned by any corporation that you control.

Set forth below are some examples of how beneficial ownership may arise in different contexts.

Family Holdings. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister- in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you. The definition also includes adoptive relationships. You will be presumed to be the beneficial owner of a family member's holdings only if that family member shares your household and you share finances. This includes accounts protected under a pre-nuptial agreement. However, you also may be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

Partnership and Corporate Holdings. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner generally will not be deemed to own securities held by a limited partnership beneficially, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your

"alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

Trusts. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

Estates. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary, unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

Some Practical Examples of Beneficial Ownership

•Ownership of a Covered Security or Reportable USAA Fund by your spouse or minor children

•Ownership of a Covered Security or Reportable USAA Fund by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, son- or daughter-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you)

•Ownership, partnership interest or similar interest in a Covered Security or Reportable USAA Fund account held by a corporation, general or limited partnership or similar entity you control

•Right to receive dividends or interest from a Covered Security or Reportable USAA Fund even if that right is separate or separable from the underlying securities

•Interest in a Covered Security or Reportable USAA Fund held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

•Right to acquire a Covered Security though the exercise or conversion of a "derivative" Covered Security

Securities Deemed Not to be "Beneficially Owned"

For purposes of the Code, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you and who is not economically dependent upon you.

"Influence or Control"

Supplementing the foregoing principles of beneficial ownership is a further concept of "direct or indirect influence or control" which, in instances where it appropriately applies, will operate so as to afford persons covered by the Code with an exception from the pre- execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code. This further concept provides, in effect, that in cases where the beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

To have such "influence or control," the covered person must have an ability to prompt, induce or otherwise effect transactions in the subject security or securities account. Like "beneficial ownership," the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be in which the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust. Examples in which influence or control does not exist would be a trust blind trust or securities held by a limited partnership in which the covered person's only participation is as a noncontrolling limited partner. The determining factor in each case will be whether the covered person has any direct or indirect influence or control over the subject security or securities account. You are presumed under the Code to have "influence or control" as a result of having the following:

•Investment control (sole or shared) over a personal brokerage account

•Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse's assets (subject to the approval of the office of the Chief Compliance Officer)

•Investment control (sole or shared) over an account in the name of any family member, friend or acquaintance

•Involvement in an investment club

•Trustee power over an account

•An active power of attorney or limited trading authorization over an account

Appendix C – Reporting and Restrictions Summary

These lists are not all inclusive and may be changed from time to time.

Reporting Requirements	Page	For All Individuals
Annual On-line Training *	5		X
Annual Compliance Certification*	5		X
Reporting of Accounts*	5		X
Certification of Holdings*	6		X
Certification of Quarterly Transactions	6		X

Restrictions	Page	Access	Pre-	Portfolio
		Person	Clearance	Manager
			Personnel
Excessive Trading in USAA Mutual Funds	6	X	X	X
Initial Public Offerings	7	X	X	X
Limited Offerings*	7	X	X	X
Options	7	X	X	X
Trading Covered Securities	8	X	X	X
Restricted Securities List	8	X	X	X
Investment Clubs*	8	X	X	X
Gifts and Entertainment	8	X	X	X
Conflicts of Interest	9	X	X	X
Board of Directorships*	9	X	X	X
Trade Pre-Clearance	10		X	X
60-day Short-Term Matched Profit	11		X	X
14-Day Blackout Period	13			X

*Upon initially being subject to the Code, individuals must also complete and/or report the noted items.

FOR INTERNAL USE ONLY:
May be shared with USAA employees only.

Appendix D – Account Reporting Requirements

This list is not all inclusive and may be updated from time to time. All accounts at USAA (unless indicated below) are required to be reported in PTA within 15 calendar days of account opening. Any accounts opened at other broker-dealers or financial institutions outside of USAA must receive prior written consent from FASG Legal Administration.

Account Type	Reporting Required?*
USAA Brokerage	Yes

Non-USAA Brokerage (external account)	Yes
(Pre-approval Required)

USAA Mutual Fund (excludes money market funds)	Yes

Non-USAA Mutual Fund (held directly at the Transfer Agent)	No

DRIP (Dividend Reinvestment Program)	Yes

ESOP (Employee Stock Option Plan)	Yes

ESPP (Employee Stock Purchase Plan)	Yes

401(k) (only if includes the ability to trade individual stocks)	Yes

USAA 401(k)	No

Stock Certificates	Yes

Oil, Gas, Other Mineral Rights, or Wind Rights	Yes

Discretionary (Managed) accounts (e.g., USAA Managed	Yes
Portfolios); requires prior approval for transaction/holding exemption

Investments in Qualified Tuition Programs (such as the	No
USAA College Savings Plan or other 529 plans)

Variable Annuities	No

Certificates of Deposit	No

Automatic Trading Programs	Not Allowed

Peer-to-Peer Lending (Including Crowd Funding)	No

Currency (Including Virtual Currency)	No

*If "Yes" then reporting is required for your accounts, your spouse's accounts, your dependent children's accounts, and any other person's accounts where you may have beneficial ownership as defined in Appendix B.

Appendix E – Pre-Clearance and Reporting by Security Type

This list may not be all inclusive and may be updated from time to time.

Security Type	Pre-clearance	Transactions and
	Required?	Holdings Reporting
	(Pre-	Required?
Clearance
Personnel only)
Open-end investment companies that are	No	No
not Reportable USAA Funds or USAA
ETF shares
Reportable USAA Funds	No	Yes
529 plans	No	No
Equity securities (common, preferred and	Yes	Yes
convertibles)
Warrants	Yes	Yes
Rights	Yes	Yes
Exchange traded funds (ETFs), including	Yes	Yes
USAA ETF shares

Closed-end funds	Yes	Yes
Municipal bond securities	Yes	Yes
Corporate bond securities	Yes	Yes
High-yield securities	Yes	Yes
U.S. Treasury securities and other	No	No
obligations backed by the full faith and
credit of the U.S. government (GNMA)
Debt obligations that are NOT backed by	Yes	Yes
the full faith and credit of the U.S.
government (FNMA or FHLMC)
Foreign government-issued securities	Yes	Yes
Money market instruments	No	No
Limited offerings (e.g., private	Yes	Yes
placements) (use disclosure form in PTA)
Security futures	Yes	Yes
Options, forwards and futures on	No	No
commodities
Options on securities	Yes	Yes
Options on securities indexes	No	No
Futures on securities indexes	No	No
Interests in variable annuity products	No	No
American Depositary Receipts (ADRs)	Yes	Yes
Certificates of deposit	No	No
Commercial paper	No	No
Currency	No	No
25

USAA Investment Management Company

USAA Asset Management Company

USAA Financial Planning Services Insurance Agency, Inc.

Policy Statement Concerning Insider Trading

Policy Statement

USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) each forbid any individual subject to the Investment Code of Ethics (Code) from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO or AMCO, on material nonpublic information or communicating material nonpublic information to others in breach of a duty arising out of a relationship of trust or confidence. This conduct is frequently referred to as "Insider Trading." This policy applies to every individual subject to the Code and extends to activities within and outside their duties at IMCO, AMCO or FPS. Every individual subject to the Code must read and agree to abide by this Policy Statement.

This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

What is Insider Trading?

The term "insider trading" is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an "Insider") or communication of material nonpublic information to others in breach of a duty arising out of a relationship of trust or confidence.

While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

1.Trading by an Insider while in the possession of material nonpublic information,

2.Trading by a noninsider while in possession of material nonpublic information, where the information either was disclosed to the noninsider in violation of an Insider's duty to keep it confidential or was misappropriated, or

3.Communicating material nonpublic information to others.

Who is an Insider?

The concept of "Insider" is broad. It may include officers, directors and employees of any public company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, IMCO or AMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. "Material Information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that individuals should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material Information does not have to relate to a company's business. For example, in Carpenter v. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable.

What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Procedures to Implement IMCO/AMCO/FPS's Policy Concerning Insider Trading

All individuals subject to the Code must affirm in writing upon initial employment and at least annually thereafter, that they have read, understand and agree to comply with the USAA Investment Code of Ethics, IMCO/AMCO/FPS

Insider Trading Policy, the USAA Funds' Portfolio Holdings Policy and the IMCO/AMCO/FPS Political Contributions Policy.

Identifying Insider Information

Before trading for yourself or others, including mutual funds or private accounts managed by IMCO or AMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

1.Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

2.Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

1.Report the matter immediately to the office of the Chief Compliance Officer in writing.

2.Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO or AMCO.

3.Do not communicate the information inside or outside IMCO/AMCO/FPS, other than to the office of the Chief Compliance Officer.

4After the office of the CCO has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. Such communication shall be written.

Restricting Access to Material Nonpublic Information

In the event that you identify certain information as material and nonpublic, such information may be inside information and may not be communicated to anyone, including persons within IMCO/AMCO/FPS, except as provided above. In addition, care should be taken so that such information is secure and treated as confidential information.

Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth under the section Identifying Insider Information, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the office of the CCO before trading or communicating the information to anyone.

Supervisory Procedures for Control of Insider Trading

The role of the CCO is critical to the implementation and maintenance of IMCO/AMCO/FPS's policy and procedures against Insider Trading. Supervisory Procedures can be divided into two classifications – prevention of Insider Trading and detection of Insider Trading.

Prevention of Insider Trading

To prevent Insider Trading, the office of the CCO shall:

1.Provide, at least annually, an educational program to familiarize those individuals subject to the Code with IMCO/AMCO/FPS's Policy and Procedures.

2.Answer questions regarding IMCO/AMCO/FPS's Policy and Procedures, to include Insider Trading and material nonpublic information transactions.

3.Resolve issues of whether information received by an individual subject to the Code is material and nonpublic.

4.Review on a regular basis and update as necessary IMCO/AMCO/FPS's Policy and Procedures.

5.When it has been determined that an individual subject to the Code has material nonpublic information:

i.implement measures to prevent dissemination of such information, including measures to prevent dissemination to subadvisers;

ii.if necessary, restrict individuals subject to the Code from trading the securities, maintain a Restricted List to include security description, symbol, date restricted , and communicate such restriction to applicable employees;

iii.as appropriate, implement enhanced monitoring of employees with such knowledge.

Detection of Insider Trading

To detect Insider Trading, the CCO or his designee shall:

1.Review the trading activity reports from the Protegent PTA Code of Ethics Reporting System certified by individuals subject to the Code,

2.Review the trading activity of mutual funds and any other investment accounts managed by IMCO or AMCO,

3.Coordinate the review of such reports with appropriate individuals, and

4.Review trading activity alerts generated in the Protegent PTA Code of Ethics Reporting System Control Room for individuals subject to the Code.

Special Reports

Promptly, upon learning of a potential violation of IMCO/AMCO/FPS's Policy and Procedures to Detect and Prevent Insider Trading, the CCO should consult with appropriate USAA counsel and take appropriate action.

USAA Mutual Funds Trust

Disclosure of Portfolio Holdings Policy

General Statement of Policy

This policy of USAA Mutual Funds Trust (the Funds) has been developed to prevent possible misuse of material nonpublic portfolio holdings information of the Funds. This policy applies to all individuals subject to the Investment Code of Ethics (Code).

Purpose of Policy

The Funds' portfolio holdings may be material nonpublic information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws. This policy is designed to prevent the possible misuse of knowledge of the Funds' portfolio holdings.

Policy

The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds. Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

Procedures

To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N- CSR (i.e., annual and semiannual reports), Form N-Q (i.e., quarterly portfolio holdings reports) and any portfolio holdings made available on usaa.com.

The Funds' general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:

•Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys and Access Persons under the Funds' Code);

•Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose or misuse the information (e.g., custodians, accounting agents, securities lending agents, subadvisers, rating agencies and proxy voting agents);

•As disclosed in each Funds' Statement of Additional Information (SAI); and

•As required by law or a regulatory body.

Whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information which (i) has been filed with the SEC, or (ii) is available on usaa.com, that request may be answered in compliance with USAA Asset

Management Company's internal policies without the need for any special approval by the Fund's officers. In addition, any request from a person or entity listed on Exhibit A seeking a Fund's portfolio holdings information may be answered in compliance with USAA Asset Management Company's internal policies without the need for any special approval by the Fund's officers.

Whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the office of the CCO, FASG Counsel, or their designee(s), who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI. A report will be made to a Fund's Board of Trustees at each quarterly meeting about (i) any determinations made by the CCO, FASG Counsel or their designee(s) pursuant to the procedures set forth in this paragraph, and (ii) any violations of this policy.

Records Retention

The CCO, FASG Counsel or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of no less than six years any written records completed in accordance with this policy.

Exhibit A

I.Arrangements to Disclose Portfolio Holdings

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Asset Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund's portfolio holdings. A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on nonpublic information, imposed by law and/or agreement. These service providers include each Fund's:

•Investment adviser and subadviser(s);

•Custodian;

•Administrator;

•Securities lending agent;

•Auditors;

•Internal auditors when necessary to conduct audit-related work;

•Attorneys;

•Accounting agent;

•Proxy voting agent; and

•Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

•Mutual fund evaluation services such as Lipper Analytical Services;

•Rating agencies; and

•Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.Scheduled Disclosure of Portfolio Holdings

•Each money market fund intends to post its monthly portfolio holdings on usaa.com (which typically occurs within 5 business days after the end of each month).

•Each Fund (except money market funds and the Extended Markets Index Fund) intends to post its monthly portfolio holdings on usaa.com (which typically occurs approximately 31 business days after the end of each month).

•Each Fund intends to post its annual and semiannual reports and quarterly schedules of portfolio holdings on usaa.com (which typically occurs approximately 60 days after the end of each fiscal quarter).

•Each Fund (except for the USAA money market funds, the Cornerstone Conservative Fund, the Cornerstone Equity Fund and the Target Retirement Funds) intends to post its top 10 holdings on usaa.com 15 days following the end of each month. The Target Retirement Funds, Cornerstone Conservative Fund, and Cornerstone Equity Fund intend to post all underlying USAA Fund holdings on usaa.com 15 days following the end of each month.

•Approximately 31 days after the end of each month, a Fund's portfolio holdings may be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor's and Morningstar.

•For the last month of each quarter, after each Fund's top 10 holdings (or all USAA fund holdings for the Target Retirement Funds, Cornerstone Conservative Fund and Cornerstone Equity Fund) are made available on usaa.com, this information may be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor's, Thomson Financial and Value Line.

Political Contributions Policy

USAA Investment Management Company

USAA Asset Management Company

USAA Financial Planning Services Insurance Agency, Inc.1

Background

This Political Contributions Policy (the Policy) of USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) has been developed to prevent IMCO, AMCO and/or FPS and certain individuals associated with IMCO, AMCO and/or FPS from making political contributions to certain elected officials or candidates in exchange for receiving investment advisory services. This Policy applies to certain individuals designated by IMCO, AMCO and/or FPS who may be involved in the solicitation of a government entity's investment advisory services and other individuals (including certain directors and executive officers) as determined from time to time by the office of the CCO (collectively, Covered Associates). The purpose of this Policy is to comply with SEC Rule 206(4)-5, "Political Contributions by Certain Investment Advisers" (Pay-to- Play Rule).1

Policy

All individuals subject to the Investment Code of Ethics are prohibited from making a political contribution for the purpose of soliciting investment advisory business to IMCO, AMCO or FPS. This prohibition also applies to in-kind contributions, including volunteer activities, hosting events and providing resources such as office space, software or the like. In addition, Covered Associates cannot coordinate or solicit any person or political action committee (PAC) to make (i) a contribution to an official of a government entity to which IMCO, AMCO, and/or FPS provides or may seek to provide investment advisory services, or (ii) any payment to any state or local political party where IMCO, AMCO and/or FPS is providing or seeking to provide investment advisory services to a government entity. Further, a Covered Associate is expressly prohibited from serving as a board member of, officer of, or adviser to, the USAA Employee Political Action Committee unless otherwise set forth in the USAA Employee Political Action Committee bylaws. Covered Associates also cannot make any political contribution indirectly which, if done directly, would result in a violation of the Pay-to-Play Rule.

Individuals designated as Covered Associates must obtain prior approval from the office of the CCO before making any political contributions (including contributions in-kind),

1USAA Financial Planning Services Insurance Agency, Inc. (FPS) is also subject to the restrictions of the SEC's Pay-to-Play Rule. However, presently FPS is not involved in advising or seeking to advise government entity clients and limits its business to providing only retail financial planning services for, among others, USAA members, persons eligible to be USAA members, and persons enrolled in the USAA Wealth Management program. Thus, FPS and its directors and executive officers currently are not in a position to engage in any of the prohibited activities, and they are not considered Covered Associates of FPS under this Policy. In any event, FPS and its directors and executive officers may not make any political contribution that would indirectly result in a violation of the Pay-to-Play Rule.

directly or indirectly, to elected officials, candidates or political parties or to PACs other than the USAA Employee PAC. Covered Associates must also certify all quarterly contributions they have directly made and all contributions which have been made through an account that they own and/or control or an account that is owned and/or controlled by a member of their household (e.g., joint checking accounts with spouse or parent, dependent children's accounts, trust or other fiduciary accounts, etc.), including contributions to any PAC.

Requests for exceptions to the contribution limits outlined in this Policy should be directed to the office of the CCO.

Procedures

1.Requests by Covered Associates for prior approval of political contributions (including in-kind contributions) are submitted by completing the Pre-approval of Political Contributions disclosure form in PTA.

2.Contributions by Covered Associates are limited to $150 per candidate per election.

3.Contributions by Covered Associates to a PAC other than the USAA Employee PAC are limited to $150 annually.

4.Contributions by Covered Associates to the USAA Employee PAC are not subject to the $150 limitation but must be reported annually.

5.Covered Associates must provide a quarterly certification of political contributions (using Certification of Political Contributions) within 30 calendar days after the end of each calendar quarter, which is required regardless of whether or not any applicable political contributions were made during the quarter.

6.On an annual basis, each Covered Associate must complete and submit an annual compliance certification certifying that such Covered Associate has read, understands and agrees to comply with this Policy and has complied with the Policy at all times since the effective date of such person's last such certification.

7.Prospective new Covered Associates (such as prospective employees or existing employees undergoing a change in responsibilities) generally are required (prior to receiving an employment offer or changing responsibilities, as applicable) to submit a certification of political contributions describing all contributions made within the prior 2 years. If such prospective new Covered Associate becomes designated as a Covered Associate, verification of the information submitted will be required from the Covered Associate.

Records Retention

The office of the CCO shall maintain and preserve in an easily accessible place a copy of this Policy (and any amendments thereto). In addition, the office of the CCO shall maintain and preserve for a period of no less than six years any written records completed in accordance with this Policy, including:

•a list of all Covered Associates (including names, titles and business and residence addresses) and IMCO, AMCO and FPS, respectively;

•a list detailing any and all contributions by IMCO, AMCO and FPS and their respective Covered Associates to government officials, government entities, PACs and political parties;

•a list of any and all government entities to whom IMCO, AMCO and/or FPS have provided advisory services in the past 5 years; and

•a list of any and all broker-dealers, investment advisers, solicitors, finders, placement agents and similar persons to whom IMCO, AMCO and/or FPS provides or has agreed to provide, directly or indirectly, payment to solicit a government entity on its behalf.